SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being filed by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L).  KCP&L is a wholly owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations.  Thus, all information contained in this report relates to, and is filed by, Great Plains Energy.  Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (GMO) does not relate to, and is not filed by, KCP&L.  KCP&L makes no representation as to that information.  Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities.  Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 8.01	Other Information

KCP&L Missouri Rate Case Order
As reported in a combined Current Report on Form 8-K filed by Great Plains Energy and KCP&L on April 30, 2009, KCP&L and certain parties to its pending rate case before the Missouri Public Service Commission (the “MPSC”) entered into a Non-Unanimous Stipulation and Agreement (the “KCP&L Agreement”), which was filed as Exhibit 10.1 to that Current Report.

The KCP&L Agreement provides for, among other things, an increase in annual revenues of approximately $95 million effective September 1, 2009, with $10 million of that amount treated for accounting purposes as additional amortization.  On June 10, 2009, the MPSC issued its order approving the KCP&L Agreement in its entirety.

GMO Missouri Rate Case Orders
As reported in a Current Report on Form 8-K filed by Great Plains Energy on May 27, 2009, GMO and certain parties to its pending electric rate case before the MPSC entered into a Non-Unanimous Stipulation and Agreement (the “GMO Agreement”), which was filed as Exhibit 10.1 to that Current Report.

The GMO Agreement provides for, among other things, an increase in annual revenues of approximately $63 million ($48 million for GMO’s MPS jurisdiction and $15 million for GMO’s L&P jurisdiction) effective September 1, 2009.  On June 10, 2009, the MPSC issued its order approving the GMO Agreement in its entirety.   The MPSC also issued its order approving a separate stipulation and agreement settling GMO’s pending steam rate case, providing for an increase in annual revenues of approximately $1 million effective July 1, 2009.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	*
Non-Unanimous Stipulation and Agreement dated April 24, 2009, among Kansas City Power & Light Company, the Staff of the Missouri Public Service Commission, the Office of the Public Counsel, Praxair, Inc. and Midwest Energy Users Association, U.S. Department of Energy, and the U.S. Nuclear Security Administration, on the behalf of themselves and all other affected Federal Executive Agencies, Ford Motor Company, Missouri Industrial Energy Consumers and Missouri Department of Natural Resources (Exhibit 10.1 to the combined Form 8-K filed by Great Plains Energy and KCP&L on April 30, 2009).

10.2	*
Non-Unanimous Stipulation and Agreement dated May 22, 2009, among KCP&L Greater Missouri Operations Company, the Staff of the Missouri Public Service Commission, the Office of the Public Counsel, Missouri Department of Natural Resources and Dogwood Energy, LLC (Exhibit 10.1. to the Form 8-K filed by Great Plains Energy on May 27, 2009).

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date: June 11, 2009.

Exhibit Index

Exhibit No.	Title

10.1
Non-Unanimous Stipulation and Agreement dated April 24, 2009, among Kansas City Power & Light Company, the Staff of the Missouri Public Service Commission, the Office of the Public Counsel, Praxair, Inc. and Midwest Energy Users Association, U.S. Department of Energy, and the U.S. Nuclear Security Administration, on the behalf of themselves and all other affected Federal Executive Agencies, Ford Motor Company, Missouri Industrial Energy Consumers and Missouri Department of Natural Resources (Exhibit 10.1 to the combined Form 8-K filed by Great Plains Energy and KCP&L April 30, 2009).

10.2
Non-Unanimous Stipulation and Agreement dated May 22, 2009, among KCP&L Greater Missouri Operations Company, the Staff of the Missouri Public Service Commission, the Office of the Public Counsel, Missouri Department of Natural Resources and Dogwood Energy, LLC (Exhibit 10.1. to the Form 8-K filed by Great Plains Energy on May 27, 2009).